Exhibit 10.2

FOURTEENTH AMENDMENT AND WAIVER TO
MASTER TRANSACTION AGREEMENT

This Fourteenth Amendment and Waiver to the Master Transaction Agreement (this “Amendment”), dated as of August 14, 2009 (the “Amendment Date”), by and among MXEnergy Inc., a Delaware corporation (the “Counterparty”), MXEnergy Holdings Inc. (the “Parent”) and certain Subsidiaries thereof, as guarantors (collectively, the “Guarantors”), and Société Générale, as hedge provider (the “Hedge Provider”).

PRELIMINARY STATEMENTS

A.            Reference is made to each of (i) the Master Transaction Agreement, dated as of August 1, 2006, as amended by (A) the First Amendment to Master Transaction Agreement dated as of April 6, 2007, (B) the Second Amendment to Master Transaction Agreement dated as of December 17, 2007, (C) the Third Amendment to Master Transaction Agreement dated as of May 12, 2008, (D) the Fourth Amendment to Master Transaction Agreement dated as of July 31, 2008, (E) the Fifth Amendment to Master Transaction Agreement dated as of September 30, 2008, (F) the Sixth Amendment to Master Transaction Agreement dated as of November 4, 2008, (G) the Seventh Amendment to Master Transaction Agreement dated as of November 7, 2008, (H) the Eighth Amendment to Master Transaction Agreement dated as of November 17, 2008, (I) the Ninth Amendment to Master Transaction Agreement dated as of March 16, 2009, (J) the Tenth Amendment to the Master Transaction Agreement dated as of May 15, 2009, (K) the Eleventh Amendment to the Master Transaction Agreement dated as of May 29, 2009, (L) the Twelfth Amendment to the Master Transaction Agreement dated as of June 8, 2009,(M) the Thirteenth Amendment to the Master Transaction Agreement dated as of July 31, 2009 and (N) this Amendment (the original Master Transaction Agreement, as amended through this Amendment, being herein referred to as the “Master Transaction Agreement”), among the Counterparty, the Guarantors and the Hedge Provider, (ii) the ISDA Master Agreement (as defined in the Master Transaction Agreement and amended to date, including by the Eighth Amendment to the Schedule to the ISDA Master Agreement dated as of the date hereof), (iii) the Credit Agreement (as defined in the Master Transaction Agreement and amended to date), and (iv) the Intercreditor Agreement (as defined in the Master Transaction Agreement and amended to date);

B.            The Counterparty and the Guarantors have requested that the Hedge Provider amend the Master Transaction Agreement;

C.            The Lenders under the Credit Agreement have entered into the Seventh Amendment and Waiver to the Credit Agreement (the “Credit Agreement Seventh Amendment”) as of the date hereof, attached hereto as Exhibit A;

D.            The Counterparty has advised the Hedge Provider that certain Trigger Events (as defined in the Credit Agreement) have occurred in relation to the August 7 Milestone Requirements (as defined in the Credit Agreement Seventh Amendment, the “August 7 Milestone Requirements”) which, if not waived by the Lenders thereunder, would constitute

Events of Default under the Credit Agreement (the “Credit Agreement Seventh Amendment Default”);

E.             The Lenders under the Credit Agreement have agreed to waive the Credit Agreement Seventh Amendment Default pursuant to, and only to the extent set forth in, the Credit Agreement Seventh Amendment;

F.             The August 7 Milestone Requirements each constitute additional Milestones under the Master Transaction Agreement;

G.            The Counterparty has advised the Hedge Provider that certain Specified Events have occurred in relation to the August 7 Milestone Requirements which, if not waived by the Hedge Provider, would each constitute a Specified Event under the Master Transaction Agreement (collectively, the “Fourteenth Amendment Defaults”);

H.            The Hedge Provider is willing to waive the Fourteenth Amendment Defaults on the terms and conditions set forth herein;

I.              The Hedge Provider is willing to amend the Master Transaction Agreement on the terms and conditions set forth herein; and

J.             The Hedge Provider and the Counterparty have agreed to certain other matters relating to the foregoing as set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

Section 1.               Definitions.  Unless otherwise specifically provided herein, capitalized terms used but not defined herein shall have the meanings specified in the Master Transaction Agreement.

Section 2.               Amendments to Master Transaction Agreement.  The Master Transaction Agreement is hereby amended as set forth below, which amendments shall be effective as of the date on which the requirements set forth in Section 4 of this Amendment are satisfied (the “Amendment Effective Date”):

(a)           Section 1.01 of the Master Transaction Agreement is hereby amended to add, amend or restate, as applicable, the following definitions in their entirety:

“Commitment Termination Date” means August 18, 2009 provided that the Commitment Termination Date shall be further extended to August 31, 2009 if both (a) the conditions for the extension of the Maturity Date of the Credit Agreement set forth in the Credit Agreement Seventh Amendment, requiring an extension of the Maturity Date (as defined in the Credit Agreement) to August 31, 2009, are satisfied or waived, and the Hedge Provider has received written evidence that the Maturity Date under the Credit Agreement has been so extended and (b) the Counterparty has delivered to the Hedge Provider no later than August 14, 2009, a fully executed copy of a letter, described in the definition of “Maturity Date” in the Credit Agreement Seventh Amendment, which sets forth the proposed commodity supply and financing arrangements between Counterparty and Sempra Energy Trading LLC and the contemporaneous liquidation/novation of Counterparty’s current swap positions and which is in form and substance satisfactory to the Hedge Provider in its sole discretion.

“Credit Agreement Seventh Amendment” means the Seventh Amendment, and Waiver to the Credit Agreement dated as of August 14, 2009.

“Fourteenth Amendment” means the Fourteenth Amendment to the Master Transaction Agreement dated as of August 14, 2009.

Section 3.               Waiver.

(a)           With respect to the August 7 Milestone Requirements and the resulting Seventh Amendment Default that have each been waived in writing by the Lenders under the Credit Agreement pursuant to the Credit Agreement Seventh Amendment, but only to the extent so waived thereunder and only for so long as such waivers are in effect and the effectiveness of such waivers are not challenged or contested by any of the Lenders and are not thereafter rescinded, the Hedge Provider hereby waives any Specified Events that result from the failure of the Counterparty to comply with the August 7 Milestone Requirements.

(b)           The waiver expressed in Section 3(a) above shall relate back to, and be effective as of, the date of the occurrence of any Specified Event so waived.

(c)           Except as expressly provided in Section 3(a) above, all of the terms and provisions of the Master Transaction Agreement and all Transaction Documents are and shall remain in full force and effect. Section 3(a) shall not be construed (i) as a waiver or amendment of any provision of the Master Transaction Agreement (including the occurrence of any Specified Event and the effect of such occurrence other than under the conditions expressly set forth in Section 3(a)) or the Transaction Documents, (ii) for any purpose except as expressly set forth herein or (iii) as a consent to any further or future action on the part of Counterparty.

Section 4.               Conditions to Effectiveness.  This Amendment shall be effective on the date on which the Hedge Provider shall have received each of the following, in form and substance satisfactory to the Hedge Provider:

(a)           written evidence in form and substance satisfactory to the Hedge Provider that any and all third party consents or waivers required in connection with this Amendment have been obtained;

(b)           counterparts of this Amendment, duly executed and delivered by the Counterparty and the Guarantors;

(c)           the eighth amendment to the Schedule to the ISDA Master Agreement has been executed and delivered by the Hedge Provider and the Counterparty;

(d)           written evidence of corporate authority satisfactory to the Hedge Provider, which may include an opinion of outside counsel, regarding the authority of Counterparty and all Guarantors to execute and deliver this Amendment and to fulfill their respective obligations hereunder; and

(e)           written evidence in form and substance satisfactory to the Hedge Provider that the Credit Agreement Seventh Amendment has been fully executed in form and substance acceptable to the Hedge Provider in its sole discretion and delivered by each party thereto, and certification by the Counterparty to the Hedge Provider that no fees are due or payable to the Lenders or the Agent in consideration for the Credit Agreement Seventh Amendment.

Section 5.               Representations and Warranties.  Each Transaction Party hereby jointly and severally represents and warrants to the Hedge Provider that, as of the Amendment Date and as of the Amendment Effective Date:

(a)           all representations and warranties of such Transaction Party contained in the Master Transaction Agreement and any other Transaction Document are true and correct in all material respects with the same effect as if such representations and warranties had been made on the Amendment Date (it being understood and agreed that any representation which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date);

(b)           except as expressed herein and after giving effect to the waiver set forth herein, no Specified Event, and no Event of Default or Termination Event on the part of any Transaction Party, has occurred and is continuing;

(c)           the Counterparty has delivered a copy of this Amendment in its final form to the Administrative Agent and the Lenders under the Credit Agreement prior to the time that the Administrative Agent and the Lenders under the Credit Agreement have executed and delivered the Credit Agreement Seventh Amendment;

(d)           no authorization, approval, consent, waiver or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required for the due execution, delivery and performance by any Transaction Party of this Amendment;

(e)           this Amendment has been duly authorized by all necessary corporate or other organizational action of each Transaction Party and has been duly executed and delivered by each Transaction Party; and

(f)            this Amendment and the Master Transaction Agreement (as amended by this Amendment) constitutes a legal, valid and binding obligation of each Transaction Party, enforceable against each Transaction Party in accordance with its terms.

Section 6.               Release.  As a material part of the consideration for the Hedge Provider to enter into this Amendment, each Transaction Party, on behalf of itself and its officers, directors, equity holders, Affiliates, successors and assigns, hereby releases and forever discharges the Hedge Provider and their respective predecessors, officers, managers, directors, shareholders, employees, agents, attorneys, representatives, subsidiaries, and Affiliates (each a “Hedge Party”) from any and all claims, expenses, costs, causes of actions or other losses or liabilities of any nature whatsoever existing on the Amendment Date, including, without limitation, all claims, expenses, costs, causes of actions or other losses or liabilities for or in respect of contribution and indemnity, whether arising at law or in equity, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which any Transaction Party may have or claim to have against any Hedge Party under, arising out of, in connection with, or in any way related to, this Amendment or any Transaction Documents.  For the avoidance of doubt, the provisions of this clause shall survive any termination of the Master Transaction Agreement, as amended hereby.

Section 7.               Consent of Guarantors; Confirmation of Guarantees and Transaction Documents.  Each Guarantor hereby consents to the execution, delivery and performance of this Amendment and hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, the Guarantee contained in Article VIII of the Master Transaction Agreement and the terms and provisions of each other Transaction Document are, and each of the same shall continue to be, in full force and effect and arc hereby ratified and confirmed in all respects.

Section 8.               Governing Law.  This Amendment shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York without regard to conflict of laws principles.

Section 9.               Entire Agreement Transaction Document.  Except to the extent specifically modified and amended by this Amendment, the Master Transaction Agreement shall remain in full force and effect and is hereby ratified and confirmed.  This Amendment, the Master Transaction Agreement and the other Transaction Documents constitute the entire agreement and understanding among the parties and supersede all prior agreements and understandings, whether written or oral, among the parties hereto concerning the transactions provided herein and therein.  This Amendment is and shall be deemed to be a Transaction Document in all respects and for all purposes.

Section 10.             Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be as effective as delivery of a manually executed counterpart of this Amendment.

Section 11.             Headings.  The headings set forth in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

Section 12.             Severability.  In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 13.             Legal Fees; No Novation Fees.  In addition to the other payments provided for herein, Counterparty and the Guarantors shall pay promptly upon request by the Hedge Provider all legal fees incurred by the Hedge Provider in connection with this Amendment.  The Hedge Provider agrees that, except as otherwise set forth herein, no additional fees shall be due from the Counterparty or the Guarantors in respect of the novation of the Hedging Facility or any similar transaction related to Hedging Facility entered into by the Counterparty in furtherance of the requirements of the Milestones set forth herein, other than amounts representing costs and expenses actually and reasonably incurred by the Hedge Provider and its outside counsel in connection therewith and any amount payable in respect of the value of the Hedging Facility.

Section 14.             No Novation.  The parties intend that the execution and delivery of this Amendment shall not constitute a novation of either Master Transaction Agreement or any Hedging Transactions thereunder.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the Amendment Date.

BORROWERS:

MXENERGY INC.

By:	/s/ JEFFREY MAYER
Name:	Jeffrey Mayer
Title:	President

GUARANTORS:

MXENERGY ELECTRIC INC.
MXENERGY HOLDINGS INC.

ONLINE CHOICE INC.
MXENERGY GAS CAPITAL HOLDINGS CORP.
MXENERGY ELECTRIC CAPITAL HOLDINGS CORP.
MXENERGY GAS CAPITAL CORP.
MXENERGY ELECTRIC CAPITAL CORP.
MXENERGY CAPITAL HOLDINGS CORP.
INFOMETER.COM INC.
MXENERGY SERVICES INC
MXENERGY CAPITAL CORP.

By:	/s/ JEFFREY MAYER
Name:	Jeffrey Mayer
Title:	President

LENDERS:

SOCIÉTÉ GÉNÉRALE

By:	/s/ FABRICE MATIVAT
Name:	Fabrice Mativat
Title:	Managing Director

EXHIBIT A

[Refer to Exhibit 10.1 of this Form 8-K]